UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2021

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 South Syracuse Street, Suite 800

Denver, CO 80237

(Address of principal executive offices) (Zip Code)

(720) 428-5050

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Notes Offering

On July 12, 2021, Healthpeak Properties, Inc., a Maryland corporation (the “Company”), completed its underwritten offering (the “Offering”) of $450,000,000 aggregate principal amount of the Company’s 1.350% Senior Notes due 2027 (the “2027 Notes”).  The net proceeds from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are approximately $445,300,000. Promptly following the issuance of the notes, the Company intends to fully allocate such net proceeds to its previous acquisition, completed December 2020, of Cambridge Discovery Park in the West Cambridge submarket of Boston, Massachusetts. Cambridge Discovery Park has received LEED Gold certification and qualifies as an eligible green project. However, the Company may choose to allocate or re-allocate net proceeds from the Offering to finance or refinance, in whole or in part, one or more other eligible green projects. Pending the allocation or re-allocation referenced above, as the case may be, the Company intends to use the net proceeds from the Offering for the repayment of debt, including outstanding borrowings under its revolving line of credit facility, its term loan facility and/or any outstanding commercial paper.

The 2027 Notes are governed by the terms of the Indenture, dated November 19, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2012, as supplemented by the Eleventh Supplemental Indenture, dated as of July 12, 2021 (the “Supplemental Indenture”), between the Company and the Trustee, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The 2027 Notes will mature on February 1, 2027 and the Company will pay interest on the 2027 Notes semi-annually in arrears on February 1 and August 1, beginning on February 1, 2022. The 2027 Notes will be the Company’s senior unsecured obligations and will be equal in right of payment with all of the Company’s existing and future senior indebtedness. The 2027 Notes will be effectively junior to all existing and future secured indebtedness to the extent of the collateral securing that indebtedness.

Prior to January 1, 2027, the Company may redeem the 2027 Notes at any time in whole or from time to time in part at its option at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2027 Notes being redeemed on that redemption date, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes being redeemed (exclusive of interest accrued to, but excluding, the date of redemption) that would be due if such Notes matured on January 1, 2027, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus accrued and unpaid interest on the 2027 Notes being redeemed to, but excluding, the date of redemption. In addition, on or after January 1, 2027, the Company may at its option redeem the 2027 Notes at any time in whole or from time to time in part at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The 2027 Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (333-256055), filed with the Commission on May 13, 2021.  The description of the Base Indenture, the Supplemental Indenture and the 2027 Notes are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and the form of the 2027 Notes. Copies of the Supplemental Indenture and the form of the 2027 Notes are filed as exhibits hereto, and a copy of the Base Indenture has been previously filed, and each is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

No.	Description
4.1	Eleventh Supplemental Indenture, dated as of July 12, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 1.350% Senior Notes due 2027 (included in Exhibit 4.1)
5.1	Opinion of Ballard Spahr LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2021	Healthpeak Properties, Inc.
(Registrant)

	By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Executive Vice President and Chief Financial Officer

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